Exhibit 99.1

News Release

International Game Technology Reports Fourth Quarter and Fiscal Year 2012 Results

Initiates FY2013 Adjusted EPS Guidance of $1.20 to $1.30, representing growth of 15% to 25%

Fourth Quarter Highlights (compared to last year’s fourth quarter)
•	Total revenues increased 17% to $631 million
•	North America machine revenue increased 52%
•	GAAP earnings per share from continuing operations increased 65% to $0.33
•	Adjusted earnings per share from continuing operations increased 58% to $0.38
•	North America average machine sales price increased 4% to $14,700
•	Sold 8,500 North America replacement units, up 67%

Fiscal 2012 Highlights (compared to last year)
•	Total revenues increased 10% to $2.15 billion
•	Interactive revenues increased 293% to $144 million
•	Shipped 44,200 total units, an increase of 23%
•	North America average machine sales price increased 2% to $14,500
•	Returned $546 million to shareholders in the form of dividends and share repurchases
•	Delivered third consecutive year of double-digit growth in adjusted earnings per share from continuing operations

(LAS VEGAS – Nov. 8, 2012) – International Game Technology (NYSE: IGT) today reported operating results for the fourth quarter and fiscal year ended September 30, 2012.

“Our strong fourth quarter financial results serve to highlight a very solid fiscal year 2012 for IGT.  In the quarter, we leveraged our industry-leading content to increase revenues, ship share, margins and prices in our core North American business,” said Patti Hart, CEO of IGT. “For the full year, we increased total revenues by 10%, improved adjusted earnings per share by 12%, improved global machine shipments by 23%, and more than tripled our interactive revenues.  We continue to effectively manage the distribution of our products to a diverse set of customers and we are well positioned to continue generating even greater revenues and earnings growth in fiscal year 2013.”  Hart continued, “Fiscal 2012 marked our third consecutive year of double-digit growth in earnings per share from continuing operations, which underscores our success in growing our core business, while pursuing other value-enhancing opportunities.  IGT is pleased to have returned nearly $550 million to shareholders in fiscal year 2012, and we remain focused on delivering superior returns for our shareholders going forward.”

News Release
International Game Technology Reports 2012 Fourth Quarter and Fiscal Year Results

Consolidated Results

($ in millions, except per share amounts)	Fourth Quarters Ended			Years Ended
	September 30,			September 30,
	2012	2011	% Change	2012	2011	% Change
GAAP Measures
Revenue	$631.1	$539.8	17%	$2,150.7	$1,957.0	10%
Operating income	$108.3	$115.8	-6%	$421.7	$504.9	-16%
Income from continuing operations	$90.1	$60.0	50%	$249.7	$292.3	-15%
Earnings per share from continuing operations	$0.33	$0.20	65%	$0.86	$0.97	-11%
Net operating cash flows				$446.5	$612.4	-27%

Non-GAAP Measures
Adjusted operating income	$188.6	$136.4	38%	$563.8	$525.5	7%
Adjusted income from continuing operations	$101.9	$73.0	40%	$301.1	$278.9	8%
Adjusted earnings per share from continuing operations	$0.38	$0.24	58%	$1.04	$0.93	12%
Free cash flow (after dividends)				$167.2	$335.6	-50%

Adjusted operating income, adjusted income from continuing operations, adjusted earnings per share from continuing operations and free cash flow are non-GAAP financial measures. Reconciliations between GAAP and non-GAAP measures are provided at the end of this release.

•	Revenues increased 10% to $2.15 billion for fiscal 2012, primarily due to interactive and machine sales growth in North America.
•	Adjusted earnings per share from continuing operations increased 12% to $1.04 for fiscal 2012.
•	For fiscal 2012, North America revenue increased 11% to $1.64 billion and International revenue increased 6% to $507 million.
•	Free cash flow, after dividends, decreased 50% to $167 million due to the timing of cash tax payments and an increase in trade receivables related to the timing of VLT shipments into Canada.

News Release
International Game Technology Reports 2012 Fourth Quarter and Fiscal Year Results

Gaming Operations (excluding Interactive)

($ in millions, unless otherwise noted)	Fourth Quarters Ended			Years Ended
	September 30,			September 30,
	2012	2011	% Change	2012	2011	% Change

Revenue	$263.8	$269.6	-2%	$1,040.0	$1,036.5	0%
Gross profit	$161.7	$153.5	5%	$634.3	$632.6	0%
Gross margin	61%	57%	7%	61%	61%	0%
Installed base	57,100	53,900	6%	57,100	53,900	6%
Average revenue per unit per day (0.00)	$50.83	$55.33	-8%	$51.49	$53.34	-3%

•	Revenues were flat at $1.04 billion for the year and down 2% for the fourth quarter, with higher lease operations revenue offset by lower MegaJackpots® revenue.
•	Gross margin increased to 61% from 57% in the fourth quarter, partially due to favorable interest rate changes, which increased gross margin by 150 basis points.
•	Installed base increases were primarily driven by lease operations growth globally.
•	Average revenue per unit per day in the fourth quarter was $50.83, up 1% sequentially and down 8% over the prior year quarter.

Product Sales

($ in millions, unless otherwise noted)	Fourth Quarters Ended			Years Ended
	September 30,			September 30,
	2012	2011	% Change	2012	2011	% Change

Revenue	$313.4	$256.8	22%	$966.8	$883.9	9%
Gross profit	$174.3	$137.5	27%	$522.3	$487.2	7%
Gross margin	56%	54%	4%	54%	55%	-2%
Units recognized ('000)	14.5	11.3	28%	43.6	37.5	16%
Average machine sales price ('000)	$15.0	$15.2	-1%	$15.0	$14.9	1%

•	Revenues increased 22% to $313 million in the fourth quarter, primarily due to increased North America machine sales related to increased replacement ship share including Canadian VLT sales.
•	Units recognized increased 28% in the fourth quarter, primarily due to Canadian VLT sales.
•	North America gross margin increased to 58% from 56% in the fourth quarter, primarily due to favorable costs resulting from higher production volume.
•	North America average machine sales price in the fourth quarter increased 4% compared to the prior year quarter and increased 12% sequentially, both primarily due to lower discounts.

News Release
International Game Technology Reports 2012 Fourth Quarter and Fiscal Year Results

Interactive

($ in millions, unless otherwise noted)	Fourth Quarters Ended			Years Ended
	September 30,			September 30,
	2012	2011	% Change	2012	2011	% Change

Revenue	$53.9	$13.4	302%	$143.9	$36.6	293%
Social gaming	$35.8	-	*	$87.0	-	*
IGTi	$18.1	$13.4	35%	$56.9	$36.6	55%

Gross Margin	62%	51%	22%	56%	51%	10%
Social gaming	61%	-	*	61%	-	*
IGTi	65%	51%	27%	49%	51%	-4%

Double Down Average User Statistics*
Daily users ('000)	1,415	-	*	1,372	-	*
Monthly users ('000)	5,072	-	*	5,097	-	*
Bookings per daily user (0.00)	$0.28	-	*	$0.26	-	*

*as a single application with multiple games, active users equal unique users

•	Social gaming revenues in the fourth quarter increased 20% sequentially to $36 million, primarily driven by an increase in both daily active users and bookings per daily active user.
•	Daily active users (DAUs) were 1.4 million in the fourth quarter, an increase of 4% compared to the prior sequential quarter.
•	User engagement ratio (DAU/MAU) was 28% in the fourth quarter, an increase of 7% compared to the prior sequential quarter.
•	Average bookings per DAU increased 8% sequentially to $0.28 in the fourth quarter.

News Release
International Game Technology Reports 2012 Fourth Quarter and Fiscal Year Results

Operating Expenses and Other Income/Expense

($ in millions)	Fourth Quarters Ended			Years Ended
	September 30,			September 30,
	2012	2011	% Change	2012	2011	% Change
Operating Expenses
Selling, general & administrative	$106.7	$99.6	7%	$410.4	$353.3	16%
Research & development	59.6	48.5	23%	217.0	194.7	11%
Depreciation & amortization	21.1	18.1	17%	76.9	69.7	10%
Contingent acquisition related costs	31.3	-	*	69.1	-	*
Impairment / Restructuring	42.5	15.8	169%	42.5	15.8	169%
Total operating expenses	$261.2	$182.0	44%	$815.9	$633.5	29%

Adjusted Operating Expenses
Total	$182.7	$166.2	10%	$679.6	$617.7	10%

•	Operating expenses, for both the quarter and year, increased primarily due to additional expenses related to Interactive.
•	Adjusted operating expenses were 29% of revenues for the fourth quarter compared to 31% of revenues in the prior year quarter.

Cash Flows, Balance Sheet and Capital Deployment

($ in millions)	September 30,
	2012	2011	% Change

Cash and equivalents (including restricted amounts)	$288.2	$552.0	-48%
Working capital	$633.1	$875.2	-28%
Contractual debt obligations	$1,790.0	$1,650.0	8%

•	Cash and working capital decreased 48% and 28%, respectively, mainly as a result of cash deployed in connection with share repurchases and the acquisition of Double Down.
•
During the fiscal year, the company received 28 million shares related to the previously announced accelerated stock buyback (ASB).  The total number of shares ultimately repurchased under the ASB is based on the daily volume-weighted average share price of IGT’s common stock during the repurchase period and will be determined in the first quarter of fiscal year 2013.

•
Upon completion of the ASB, the company expects the volume-weighted average price of all the shares delivered to the company to be close to the closing price on the day the company announced the program, assuming the share price stays within recent ranges.

•
Also during the fiscal year, the company repurchased 5 million shares of its common stock in the open market under its previous authorization at an average price of $15.18 per share for a total cost of $75 million.

•	During the fiscal year, the company returned $546 million in the form of dividends and share repurchases to its shareholders.
•	Contractual debt obligations were decreased by $140 million during the fourth quarter.

News Release
International Game Technology Reports 2012 Fourth Quarter and Fiscal Year Results

Other
The fourth quarter was impacted by impairment and restructuring charges totaling $28 million, including $15 million related to the impairment of Walker Digital Gaming patents, and $13 million for additional impairment on the company’s Alabama notes receivable.

The fourth quarter was also impacted by a $15 million reorganization charge related to IGTi operations involving the closure of Entraction services and facilities.  Additionally, net earnings benefited from the realization of $45 million in tax benefits from deductions resulting from the Entraction closures.

References to per share amounts in this release are based on diluted shares of common stock, unless otherwise specified.  Reconciliations of all GAAP to Non-GAAP Adjusted measures are provided at the end of this release.

Outlook

Based on current expectations, the company is offering its initial fiscal year 2013 guidance for adjusted earnings from continuing operations of $1.20 to $1.30 per share.  GAAP earnings per share from continuing operations for fiscal year 2013 will include acquisition-related expenses, primarily related to Double Down, the amount of which are not determinable at this time.  The company may also recognize charges for impairment, other acquisition-related expenses, resolution of certain tax items, and/or other items that are not currently determinable, but may be significant. For this reason, the Company is unable to provide full-year GAAP earnings per share from continuing operations estimates at this time.

News Release
International Game Technology Reports 2012 Fourth Quarter and Fiscal Year Results

Earnings Conference Call

As previously announced on Oct. 25, 2012, IGT will host a conference call to discuss its Fourth Quarter and Fiscal Year 2012 earnings results on Thursday, Nov. 8, 2012, at 2:00 p.m. PST. The access numbers are as follows:
Domestic callers dial +1 888-829-8676, passcode IGT
International callers dial +1 773-756-4709, passcode IGT

The conference call will also be broadcast live over the Internet. A link to the webcast is available at the IGT website: http://www.IGT.com/InvestorRelations.  The call will be archived until Thursday, Nov. 22, 2012 at http://www.IGT.com/InvestorRelations, for those interested parties that are unable to participate during the live webcast.

A taped replay of the conference call will be available beginning at approximately 4:00 p.m. PST on Thursday, Nov. 8, 2012. This replay will run through Thursday, Nov. 22, 2012.  The access numbers are as follows:
Domestic callers dial +1 800-677-4611
International callers dial +1 402-998-1678

Q4 FY 2012 Excel file

Q4 FY 2012 PDF of this press release

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that involve risks and uncertainties.  These statements include our expected future financial and operational performance (including our guidance for fiscal year 2013) and our strategic and operational plans.  Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance.  The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, general economic conditions and changes in economic conditions affecting the gaming industry; difficulties or delays in obtaining or maintaining necessary licenses or approvals; slow growth in the number of new gaming jurisdictions or new casinos or the rate of replacement of existing gaming machines; changes in operator or player preferences for our products; our ability to compete in the gaming industry with new or existing competitors; changes in laws or regulations affecting our business; our ability to develop and introduce new products and their acceptance by our customers; risks related to our international operations; our ability to protect our intellectual property; adverse results of litigation, including intellectual property infringement claims; risks related to business combinations, investments in intellectual property and the integration of acquisitions and the additional risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for fiscal 2011 filed with the SEC on November 30, 2011 and our Quarterly Report on Form 10-Q for our fiscal quarter ended June 30, 2012 filed with the SEC on August 8, 2012, and available on the SEC website at www.sec.gov and on the investor relations section of our website at www.IGT.com.  Additional information will also be set forth in our Annual Report on Form 10-K for our 2012 year, which we expect to file with the SEC in the fourth quarter of calendar 2012.  All information provided in this release is as of November 8, 2012, and IGT undertakes no duty to update this information.

News Release
International Game Technology Reports 2012 Fourth Quarter and Fiscal Year Results

About IGT

International Game Technology (NYSE: IGT) is a global leader in the design, development and manufacture of gaming machines and systems products, as well as online and mobile gaming solutions for regulated markets. More information about IGT is available at www.IGT.com or follow IGT on Twitter at @IGTNews or Facebook at www.facebook.com/IGT.

Contact:
Matt Moyer
Vice President, IGT Investor Relations
+1 866-296-4232

News Release
International Game Technology Reports 2012 Fourth Quarter and Fiscal Year Results

CONSOLIDATED STATEMENTS OF INCOME (Unaudited and Condensed)

	Periods Ended September 30,
	Quarters		Years
	2012	2011	2012	2011
(In millions, except per share amounts)
Revenues	$631.1	$539.8	$2,150.7	$1,957.0
Costs and operating expenses
Cost of revenues	261.6	242.0	913.1	818.6
Selling, general and administrative	106.7	99.6	410.4	353.3
Research and development	59.6	48.5	217.0	194.7
Depreciation and amortization	21.1	18.1	76.9	69.7
Contingent acquisition related costs	31.3	-	69.1	-
Impairment and restructuring	42.5	15.8	42.5	15.8
Total costs and operating expenses	522.8	424.0	1,729.0	1,452.1
Operating income	108.3	115.8	421.7	504.9
Other income (expense)
Interest income	11.4	11.2	45.3	51.2
Interest expense	(31.3)	(29.3)	(122.2)	(130.8)
Other	4.3	1.2	(2.0)	2.6
Total other income (expense)	(15.6)	(16.9)	(78.9)	(77.0)
Income from continuing operations before tax	92.7	98.9	342.8	427.9
Income tax provision	2.6	38.9	93.1	135.6
Income from continuing operations	90.1	60.0	249.7	292.3
Loss from discontinued operations, net of tax	(2.0)	(6.6)	(3.8)	(8.7)
Net income	$88.1	$53.4	$245.9	$283.6
Basic earnings (loss) per share
Continuing operations	$0.34	$0.20	$0.86	$0.98
Discontinued operations	(0.01)	(0.02)	(0.01)	(0.03)
Net income	$0.33	$0.18	$0.85	$0.95
Diluted earnings (loss) per share
Continuing operations	$0.33	$0.20	$0.86	$0.97
Discontinued operations	-	(0.02)	(0.01)	(0.03)
Net income	$0.33	$0.18	$0.85	$0.94
Weighted average shares outstanding
Basic	268.5	297.7	288.8	298.2
Diluted	270.0	299.2	290.4	299.8

News Release
International Game Technology Reports 2012 Fourth Quarter and Fiscal Year Results

CONSOLIDATED BALANCE SHEET (Unaudited and Condensed)

	September 30,
	2012	2011
(In millions)
Assets
Current assets
Cash and equivalents	$206.3	$460.0
Restricted cash and investments	81.9	92.0
Jackpot annuity investments	60.2	63.2
Receivables, net	564.8	487.2
Inventories	92.9	73.0
Other assets and deferred costs	257.2	234.5
Total current assets	1,263.3	1,409.9
Property, plant and equipment, net	555.7	552.1
Jackpot annuity investments	295.7	324.6
Contracts and notes receivable, net	139.3	126.4
Goodwill and other intangibles, net	1,663.1	1,401.8
Other assets and deferred costs	368.0	339.6
Total Assets	$4,285.1	$4,154.4
Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$87.5	$103.0
Jackpot liabilities, current portion	152.4	143.0
Dividends payable	16.0	17.8
Other accrued liabilities	374.4	270.9
Total current liabilities	630.3	534.7
Long-term debt	1,846.4	1,646.3
Jackpot liabilities	328.6	365.4
Other liabilities	282.0	163.2
Total Liabilities	3,087.3	2,709.6
Total Equity	1,197.8	1,444.8
Total Liabilities and Shareholders' Equity	$4,285.1	$4,154.4

News Release
International Game Technology Reports 2012 Fourth Quarter and Fiscal Year Results

CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited and Condensed)

	Years Ended
	September 30,
	2012	2011
(In millions)
Operating
Net income	$245.9	$283.6
Depreciation and amortization	240.3	226.2
Contingent earn-out consideration	27.5	-
Other non-cash items	98.1	108.4
Changes in operating assets and liabilities, excluding acquisitions:
Receivables	(101.1)	(39.5)
Inventories	(11.7)	9.6
Accounts payable and accrued liabilities	53.8	(11.9)
Jackpot liabilities	(47.5)	(84.6)
Income taxes, net of employee stock plans	(40.8)	98.4
Other assets and deferred costs	(18.0)	22.2
Net operating cash flows	446.5	612.4
Investing
Capital expenditures	(208.7)	(205.1)
Jackpot annuity investments, net	51.8	60.7
Changes in restricted cash	10.7	14.4
Loans receivable, net	29.0	29.1
Proceeds from discontinued operations sold	-	47.0
Business acquisitions, net of cash acquired	(233.9)	(105.9)
Other	42.3	41.5
Net investing cash flows	(308.8)	(118.3)
Financing
Debt related proceeds (payments), net	140.0	(104.6)
Employee stock plan proceeds	15.7	35.6
Share repurchases and forward contracts	(475.2)	(50.1)
Noncontrolling interest acquired	(2.5)	-
Dividends paid	(70.6)	(71.7)
Net financing cash flows	(392.6)	(190.8)
Foreign exchange rates effect on cash	1.2	(1.7)
Net change in cash and equivalents	(253.7)	301.6
Beginning cash and equivalents	460.0	158.4
Ending cash and equivalents	$206.3	$460.0

News Release
International Game Technology Reports 2012 Fourth Quarter and Fiscal Year Results

SUPPLEMENTAL DATA (Unaudited)

Revenue Metrics	Periods Ended September 30,
	Fourth Quarters		Years
	2012	2011	2012	2011
In millions, unless otherwise noted
Gaming Operations
Revenues	$263.8	$269.6	$1,040.0	$1,036.5
North America	229.6	234.9	907.8	913.8
International	34.2	34.7	132.2	122.7
Gross margin	61%	57%	61%	61%
North America	60%	55%	60%	59%
International	71%	72%	70%	73%
Installed base ('000)	57.1	53.9	57.1	53.9
North America	43.4	40.9	43.4	40.9
International	13.7	13.0	13.7	13.0
Average revenue per unit per day (0.00)	$50.83	$55.33	$51.49	$53.34
Product Sales
Revenues	$313.4	$256.8	$966.8	$883.9
North America	224.2	161.4	648.2	566.2
International	89.2	95.4	318.6	317.7
Machines	$217.5	$171.7	$653.5	$558.1
North America	152.9	100.9	421.3	324.7
International	64.6	70.8	232.2	233.4
Non-machine	$95.9	$85.1	$313.3	$325.8
North America	71.3	60.5	226.9	241.5
International	24.6	24.6	86.4	84.3
Gross margin	56%	54%	54%	55%
North America	58%	56%	57%	56%
International	49%	50%	49%	54%
Units recognized ('000)	14.5	11.3	43.6	37.5
North America	10.4	7.1	29.1	22.8
International	4.1	4.2	14.5	14.7
Units shipped ('000) [includes units where revenues deferred]	14.6	11.1	44.2	35.9
North America	10.4	6.5	29.3	20.9
New	1.9	1.4	7.3	4.9
Replacement	8.5	5.1	22.0	16.0
International	4.2	4.6	14.9	15.0
New	1.2	1.9	5.6	6.5
Replacement	3.0	2.7	9.3	8.5
Average revenue per unit ('000)	$21.6	$22.7	$22.2	$23.6
North America	21.6	22.7	22.3	24.8
International	21.8	22.7	22.0	21.6
Average machine sales price ('000)	$15.0	$15.2	$15.0	$14.9
North America	14.7	14.2	14.5	14.2
International	15.8	16.9	16.0	15.9
Interactive
Revenues	$53.9	$13.4	$143.9	$36.6
Social gaming	35.8	-	87.0	-
IGTi	18.1	13.4	56.9	36.6
Gross margin	62%	51%	56%	51%
Social gaming	61%	-	61%	-
IGTi	65%	51%	49%	51%
Social Gaming (DoubleDown) Average User Statistics*
Daily active users (DAU) ('000)	1,415		1,372
Monthly active users (MAU) ('000)	5,072		5,097
Bookings per DAU (0.00)	$0.28		$0.26
*as a single application with multiple games, active users equal unique users

News Release
International Game Technology Reports 2012 Fourth Quarter and Fiscal Year Results

Reconciliations of GAAP to Non-GAAP Adjusted Measures (in millions, except EPS)

Fourth Quarter Ended September 30, 2012
				Continuing Operations
	Cost of Revenues	Operating Expenses	Operating Income	Net Earnings (a)	Diluted EPS

GAAP measures	$261.6	$261.2	$108.3	$90.1	$0.33
% of revenue		41%	17%
Acquisition related charges: (b)
Contingent retention & earn-out	-	(31.3)	31.3	19.9	0.07
Amortization of intangibles	(1.8)	(4.7)	6.5	4.1	0.02
Impairment and restructuring:
Patents (Walker Digital)	-	(14.6)	14.6	9.3	0.03
Notes (Alabama)	-	(12.8)	12.8	8.1	0.03
Entraction reorganization	-	(15.1)	15.1	(29.6)	(0.10)
Total non-GAAP adjustments	(1.8)	(78.5)	80.3	11.8	0.05

Adjusted measures	$259.8	$182.7	$188.6	$101.9	$0.38
% of revenue	.	29%	30%

Year Ended September 30, 2012
				Continuing Operations
	Cost of Revenues	Operating Expenses	Operating Income	Net Earnings (a)	Diluted EPS

GAAP measures	$913.1	$815.9	$421.7	$249.7	$0.86
% of revenue		38%	20%
Acquisition related charges: (b)
Contingent retention & earn-out	-	(69.1)	69.1	44.1	0.15
Amortization of intangibles	(5.8)	(13.3)	19.1	12.2	0.04
Professional fees	-	(5.8)	5.8	3.7	0.01
Impairment and restructuring:			-
Patents (Walker Digital)	-	(14.6)	14.6	9.3	0.03
Notes (Alabama)	-	(12.8)	12.8	8.1	0.03
Entraction reorganization	-	(15.1)	15.1	(29.6)	(0.10)
Distributor settlement	-	(3.1)	3.1	2.0	0.01
Severance	-	(2.5)	2.5	1.6	0.01
Total non-GAAP adjustments	(5.8)	(136.3)	142.1	51.4	0.18

Adjusted measures	$907.3	$679.6	$563.8	$301.1	$1.04
% of revenue		32%	26%

(a) Adjustments tax effected at 37%, except Entraction impairment included tax benefit of $44.7 million
(b) Primarily related to DoubleDown

We believe that certain non-GAAP measures, when presented in conjunction with comparable GAAP (Generally Accepted Accounting Principles) measures, are useful because that information is an appropriate measure for evaluating our operating performance. Non-GAAP information is used to evaluate business performance and management’s effectiveness. These measures should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Non-GAAP measures may not be calculated in the same manner by all companies and therefore may not be comparable.

News Release
International Game Technology Reports 2012 Fourth Quarter and Fiscal Year Results

Fourth Quarter Ended September 30, 2011
					Continuing Operations
	Revenue	Cost of Revenues	Operating Expenses	Operating Income	Net Earnings (a)	Diluted EPS

GAAP measures	$539.8	$242.0	$182.0	$115.8	$60.0	$0.20
% of revenue			34%	21%
IP Usage settlements	(2.0)	(6.8)	-	4.8	3.0	0.01
Impairment	-	-	(15.8)	15.8	10.0	0.03
Total non-GAAP adjustments	(2.0)	(6.8)	(15.8)	20.6	13.0	0.04

Adjusted measures	$537.8	$235.2	$166.2	$136.4	$73.0	$0.24
% of revenue			31%	25%

Year Ended September 30, 2011
					Continuing Operations
	Revenue	Cost of Revenues	Operating Expenses	Operating Income	Net Earnings (a)	Diluted EPS

GAAP measures	$1,957.0	$818.6	$633.5	$504.9	$292.3	$0.97
% of revenue			32%	26%
IP Usage settlements	(2.0)	(6.8)	-	4.8	3.0	0.01
Impairment	-	-	(15.8)	15.8	10.0	0.03
Investment gain	-	-	-	-	(4.3)	(0.01)
Certain discrete tax items (benefits)	-	-	-	-	(22.1)	(0.07)
Total non-GAAP adjustments	(2.0)	(6.8)	(15.8)	20.6	(13.4)	(0.04)

Adjusted measures	$1,955.0	$811.8	$617.7	$525.5	$278.9	$0.93
% of revenue			32%	27%

(a) Adjustments tax effected at 36%

News Release
International Game Technology Reports 2012 Fourth Quarter and Fiscal Year Results

Adjusted EBITDA For The Periods Ended September 30,
	Fourth Quarters		Years
	2012	2011	2012	2011

GAAP Income from continuing operations	$90.1	$60.0	$249.7	$292.3
Other (income) expense, net	15.6	16.9	78.9	77.0
Income tax provision	2.6	38.9	93.1	135.6
Depreciation and amortization	61.0	60.4	240.3	221.8
Other charges:
Share-based compensation	7.8	8.2	33.2	39.7
Contingent acquisition related costs	31.3	-	69.1	-
Impairment and restructuring	42.5	15.8	42.5	15.8
Adjusted EBITDA	$250.9	$200.2	$806.8	$782.2

Free Cash Flow For The Years Ended September 30,
	2012	2011

GAAP net operating cash flows	$446.5	$612.4
Investment in property, plant and equipment	(43.8)	(14.1)
Investment in gaming operations equipment	(162.4)	(189.2)
Investment in intellectual property	(2.5)	(1.8)
Free Cash Flow (before dividends)	237.8	407.3
Dividends paid	(70.6)	(71.7)
Free Cash Flow (after dividends)	$167.2	$335.6